UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2007

LCC International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification No.)

7900 West Park Drive, Suite 315-A, McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: 703-873-2000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The provisions of the fourth paragraph of Item 5.02 of this Form 8-K and incorporated by reference in this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2008, LCC International, Inc. (the “Company”) announced that Mr. Mark A. Slaven was elected to serve on the Board of Directors (the “Board”) at the Company’s 2007 Annual Meeting of Stockholders held on December 26, 2007.
Mr. Slaven has served as the Executive Vice President, Chief Financial Officer and Treasurer of Cross Match Technologies, Inc. (“Cross Match”) since August 2006. He served as the Senior Vice President, Chief Financial Officer and Treasurer of Cross Match from October 2005 until August 2006. From October 2004 until August 2005, Mr. Slaven served as Chief Financial Officer of Spectrasite Communications, Inc., a North American wireless communications site operator. In June 1997, Mr. Slaven joined 3Com Corporation, a networking solution provider, where he served as a Vice President until June 2002, at which time he was promoted to Chief Financial Officer and served in such capacity until August 2004. Prior to that time, he held a variety of senior financial management positions at Lexmark International, Inc. and International Business Machines Corporation. He also practiced as an engineer with General Dynamics Corporation.
A copy of the press release issued by the Company to report the above described appointment is furnished as Exhibit 99.1 to this report.
The Company has entered into an agreement with Mr. Slaven (the “Slaven Agreement”) pursuant to which the Company has agreed to compensate Mr. Slaven for his services as director as follows: (i) an annual board retainer fee of $30,000, payable in four equal quarterly installments, in arrears, at each regular meeting of the Board; (ii) per meeting fees of $1,000 for each meeting of the Board or committee of the Board he attends, together with reimbursement of all reasonable out-of-pocket expenses he incurs in connection with his service; and (iii) an annual committee retainer fee of $2,000 for each Board committee on which he serves, with an additional annual retainer fee of $3,000 for any Board committee which he chairs. Mr. Slaven is also eligible to receive options to purchase the Company’s Class A common stock in an annual amount of up to 10,000 shares as determined at the discretion of the Board. Based upon the foregoing, on December 26, 2007, the Company granted Mr. Slaven options to purchase 10,000 shares at an exercise price of $1.91 per share. A copy of the Slaven Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company and Mr. Slaven also entered into the Company’s standard form of Indemnity Agreement pursuant to which Mr. Slaven shall be entitled to indemnification with respect to certain claims arising out of his service to the Company.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement, dated November 28, 2007, between LCC International, Inc. and Mark A. Slaven

Exhibit 99.1	Press Release, dated January 2, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

By:	/s/ Peter A. Deliso Peter A. Deliso Senior Vice President, New Ventures, General Counsel & Secretary

Date: January 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated November 28, 2007, between LCC International, Inc. and Mark A. Slaven

99.1	Press Release, dated January 2, 2008